EXHIBIT 10.14(4)

[EXECUTION VERSION]

AMENDMENT NO. 3 dated as of December 19, 2016 (this “Amendment”), to the CREDIT AGREEMENT dated as of May 12, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among THE CHEMOURS COMPANY, a Delaware corporation (the “Borrower”), the LENDERS and ISSUING BANKS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).  Capitalized terms used in this Amendment but not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS pursuant to the Credit Agreement, the Lenders and the Issuing Banks have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein;

WHEREAS the Borrower has requested that certain provisions of the Credit Agreement be amended as set forth herein; and

WHEREAS the undersigned Lenders are willing to amend such provisions of the Credit Agreement, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1.  Amendments to Section 1.01.  Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)  The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means (a) any of the member states of the European Union, (b) Iceland, (c) Liechtenstein and (d) Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Headquarters Sale and Leaseback” means the sale by The Chemours Company FC, LLC, a Delaware limited liability company, of the building located at 1007 Market Street in Wilmington, Delaware, and the subsequent lease of all or a portion of such building by the Borrower or any Subsidiary.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or, for any day that is not a Business Day, for the immediately preceding Business Day); provided, however, that, if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a Federal funds transaction quoted at 11:00 a.m., New York City time, on such day to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided further, however, that if any of the aforesaid rates shall be less than zero, then such rate shall be deemed to be zero for all purposes of this Agreement.

“Overnight Bank Funding Rate” means, for any date, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depositary institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)  The definition of the term “Alternate Base Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing each occurrence of the text “Federal Funds Effective Rate” in such definition with the text “NYFRB Rate”.

(c)  The definition of the term “Defaulting Lender” in Section 1.01 of the Credit Agreement is hereby amended by adding the text “or of a Bail-In Action” immediately after the text “Bankruptcy Event” in clause (d) of such definition.

(d)  The definition of the term “Federal Funds Effective Rate” in Section 1.01 of the Credit Agreement is hereby replaced in its entirety with the following text:

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided, however, that if such rate shall be less than zero, then such rate shall be deemed to be zero for all purposes of this Agreement.

SECTION 2.  Amendments to Section 2.06, 2.18 and 9.13.  Sections 2.06(b), 2.18(d) and 9.13 of the Credit Agreement are hereby amended by replacing each occurrence of the text “Federal Funds Effective Rate” in such Sections with the text “NYFRB Rate”.

SECTION 3.  Amendment to Section 2.20.  Section 2.20 of the Credit Agreement is hereby amended by adding the text “or Bail-In Action” immediately after each occurrence of the text “Bankruptcy Event” in the second paragraph of such Section.

SECTION 4.  Amendments to Section 6.06. Section 6.06 of the Credit Agreement is hereby amended by restating such Section in its entirety to read as follows:

SECTION 6.06.  Sale and Leaseback Transactions.  The Borrower will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (a) any such sale of any fixed or capital assets by the Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 270 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset and (b) the Headquarters Sale and Leaseback; provided that (i) in the case of either clause (a) or clause (b), if such sale and leaseback results in a Capital Lease Obligation, such Capital Lease Obligation is permitted by Section 6.01(f) and any Lien made the subject of such Capital Lease Obligation is permitted by Section 6.02(e) and (ii) in the case of clause (b), the Net Proceeds received by the Borrower and the Restricted Subsidiaries from the Headquarters Sale and Leaseback shall be applied to prepay Term Borrowings in accordance with Section 2.11(c) without giving effect to the proviso in such Section.

SECTION 5.  Amendment to Article IX of the Credit Agreement.  The following new Section 9.19 is hereby added to Article IX of the Credit Agreement:

SECTION 9.19.  Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of any EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 6.  Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and to each of the Lenders and the Issuing Banks that:

(a)  This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)  The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the date hereof (other than with respect to any representation and warranty that expressly relates to a prior date, in which case such representation and warranty is true and correct in all material respects (or in all respects, as applicable) as of such earlier date).

(c)  At the time of and immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

SECTION 7.  Effectiveness.  This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) when (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders and (b) the Administrative Agent and the Lenders shall have received payment of all fees and expenses required to be paid or reimbursed by the Borrower or any other Loan Party under or in connection with this Amendment and any other Loan Document, including those fees and expenses set forth in Section 11 hereof.

SECTION 8.  Credit Agreement.  Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrower or any other Loan Party to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  After the date hereof, any reference in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as modified hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 9.  Applicable Law; Waiver of Jury Trial.  (a)  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b)  EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 10.  Counterparts; Amendment.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.  This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Administrative Agent and the Required Lenders.

SECTION 11.  Fees and Expenses.  (a)  The Borrower agrees to pay to the Administrative Agent, for the account of each Lender that consents to this Amendment by 12:00 noon, New York City time, on December 16, 2016, an amendment fee (the “Amendment Fee”) in an amount equal to 0.05% of the sum of (i) the aggregate unused Revolving Commitments, (ii) the aggregate Revolving Exposure and (iii) the aggregate principal amount of the Term Loans, in each case of such Lender immediately prior to the effectiveness of this Amendment.  The Amendment Fee will be paid in immediately available funds on, and subject to the occurrence of, the Amendment Effective Date.

(b)  The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment to the extent required under Section 9.03 of the Credit Agreement.

SECTION 12.  Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

THE CHEMOURS COMPANY
By
/s/ Alisha Bellezza
Name: Alisha Bellezza
Title:Treasurer

[Amendment No. 3 Signature Page]

jpmoRGAN CHASE BANK, N.A., individually and as Administrative Agent,
By
/s/ Peter S. Predun
Name:Peter S. Predun
Title:Executive Director

[Amendment No. 3 Signature Page]

[Lender Signature Pages on File with the Administrative Agent]